UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 27, 2007

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-32938	98-0481737
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
27 Richmond Road
Pembroke HM 08, Bermuda
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (441) 278-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 27, 2007 (the “Effective Date”), Allied World Assurance Company Holdings, Ltd (“Holdings”) and Allied World Assurance Company, Ltd, a subsidiary of Holdings (the “Company”), entered into a five-year $800 million senior credit facility comprised of (i) a $400 million unsecured facility for the making of revolving loans and for the issuance of standby letters of credit (the “Unsecured Facility”); and (ii) a $400 million secured facility for the issuance of standby letters of credit (the “Secured Facility”, and together with the Unsecured Facility, the “Facilities”). The aggregate commitments of $400 million under each of the Facilities may be increased by up to $200 million by Holdings and the Company with the agreement of the lenders a party thereto (such aggregate commitments, whether or not so increased, the “Commitments”). Bank of America Securities LLC and Wachovia Capital Markets, LLC acted as joint lead arrangers and joint bookrunners for the Facilities.
     In connection with entering into the Facilities, Holdings and the Company entered into two Credit Agreements, each dated as of the Effective Date, with the lenders a party thereto, Bank of America, N.A., as syndication agent, and Wachovia Bank, National Association, as administrative agent, fronting bank and letter of credit agent. The Credit Agreement for the Unsecured Facility is referred to herein as the “Unsecured Credit Agreement”, the Credit Agreement for the Secured Facility is referred to herein as the “Secured Credit Agreement” and the Unsecured Credit Agreement and the Secured Credit Agreement are each referred to herein as a “Credit Agreement” or collectively as the “Credit Agreements”. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the applicable Credit Agreement.
     Borrowings under the Unsecured Credit Agreement may be used for general corporate purposes, including for the issuance of any letters of credit, and the letters of credit issued under the Secured Credit Agreement are generally available to the Company to support its obligations, including those obligations under reinsurance agreements. Borrowings under the Unsecured Credit Agreement may be Base Rate Loans, which generally bear interest at the higher of (i) the prime rate of Wachovia Bank, National Association and (ii) the Federal Funds Rate plus 0.5% per annum, or LIBOR Loans, which generally bear interest at the LIBOR Rate plus an applicable percentage ranging from between 0.25% to 0.55% based upon the higher of Holdings’ non-credit-enhanced, senior unsecured long-term debt ratings issued by either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Service (the “Debt Rating”). Each Credit Agreement requires that all loans shall be repaid in full no later than the fifth anniversary of the Effective Date, and all letters of credit shall be issued no later than seven days prior to such fifth anniversary, with expiry one year later.
     Holdings and the Company will pay customary arrangement and administration fees as well as customary administrative charges to the issuer of any letter of credit under the Credit Agreements. Under the Unsecured Credit Agreement, a utilization fee at a per annum rate of either 0.05% to 0.10% (based upon the Debt Rating) of the average daily aggregate outstanding principal amount of loans outstanding is payable for each day such principal amount is greater than 50% of the aggregate Commitments then in effect. A fee is payable on letters of credit issued based on the average daily aggregate amount available to be drawn under the respective Credit Agreements. For letters of credit issued under the Unsecured Credit Agreement, the per annum rate of this fee ranges from between 0.25% to 0.55% (based upon the Debt Rating) and for letters of credit issued under the Secured Credit Agreement, the per annum rate of this fee is 0.25%. A commitment fee based on the average daily aggregate unutilized Commitments is payable at a per annum rate ranging from between 0.06% to .125% (based upon the Debt Rating) under the Unsecured Credit Agreement and 0.06% under the Secured Credit Agreement.
     Each Credit Agreement contains representations, warranties and covenants customary for similar bank loan facilities, including a covenant under the Credit Agreements to maintain a ratio of Consolidated Indebtedness to Total Capitalization as of the last day of each fiscal quarter or fiscal year of not greater than 0.35 to 1.0 and a covenant under the Unsecured Credit Agreement to maintain at all times a certain minimum Consolidated Net Worth. In addition, each Material Insurance Subsidiary must maintain a financial strength rating from A.M. Best Company of at least A- under the Unsecured Credit Agreement and of at least B++ under the Secured Credit Agreement.

     The Credit Agreements have customary Events of Default, including (subject to certain materiality thresholds and grace periods) payment defaults; failure to comply with certain specified covenants; material inaccuracy of any representation or warranty; cross-defaults to other material debt or hedging obligations; bankruptcy, liquidation or solvency proceedings; the issuance of any orders of conservation or supervision with respect to any Material Insurance Subsidiary; and certain change in control events. Under the Secured Credit Agreement, the failure of any security document to be in full force and effect or the failure of any such security document to provide a valid and perfected security interest in the collateral covered thereby shall also be an Event of Default.
     Under the Secured Facility, the letters of credit will be secured pursuant to a Pledge and Security Agreement, dated as of the Effective Date, between the Company and Wachovia Bank, National Association (the “Pledge and Security Agreement”). An Account Control Agreement, dated as of the Effective Date, among the Company, as pledgor; Mellon Bank, N.A., as custodian; and Wachovia Bank, National Association; as administrative agent for the lenders under the Secured Credit Agreement (the “Account Control Agreement”), has been entered into in order for the secured parties to perfect their security interest in the applicable accounts and to the financial assets contained therein.
     As of the Effective Date, that certain credit agreement, dated as of December 31, 2003, as amended on January 11, 2005 and December 31, 2005, between the Company and Barclays Bank Plc (“Barclays”), pursuant to which Barclays extended to the Company a $250 million Letter of Credit Facility, was terminated and all outstanding letters of credit issued thereunder were transferred to the Secured Facility. Barclays serves as the fronting bank for such transferred letters of credit.
     Certain of the lenders and their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services to Holdings and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.
     The foregoing description of the Unsecured Credit Agreement, the Secured Credit Agreement, the Pledge and Security Agreement and the Account Control Agreement are qualified in their entirety by reference to the respective agreements filed herewith, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
     The information included pursuant to Item 1.01 is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included pursuant to Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
10.1	Credit Agreement, dated as of November 27, 2007, by and among Allied World Assurance Company Holdings, Ltd, Allied World Assurance Company, Ltd, the lenders a party thereto, Bank of America, N.A., as syndication agent, and Wachovia Bank, National Association, as administrative agent, fronting bank and letter of credit agent under the Unsecured Senior Revolving Credit Facility.

10.2	Credit Agreement, dated as of November 27, 2007, by and among Allied World Assurance Company Holdings, Ltd, Allied World Assurance Company, Ltd, the lenders a party thereto, Bank of America, N.A., as syndication agent, and Wachovia Bank, National Association, as administrative agent, fronting bank and letter of credit agent under the Senior Secured Letter of Credit Facility.

10.3	Pledge and Security Agreement, dated as of November 27, 2007, by and between Allied World Assurance Company, Ltd, as pledgor, and Wachovia Bank, National Association, as administrative agent.

10.4	Account Control Agreement, dated November 27, 2007, by and among Allied World Assurance Company, Ltd, as pledgor, Mellon Bank, N.A., as custodian, and Wachovia Bank, National Association, as administrative agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
Dated: December 3, 2007	By:	/s/ Wesley D. Dupont
		Name:	Wesley D. Dupont
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Credit Agreement, dated as of November 27, 2007, by and among Allied World Assurance Company Holdings, Ltd, Allied World Assurance Company, Ltd, the lenders a party thereto, Bank of America, N.A., as syndication agent, and Wachovia Bank, National Association, as administrative agent, fronting bank and letter of credit agent under the Unsecured Senior Revolving Credit Facility.

10.2	Credit Agreement, dated as of November 27, 2007, by and among Allied World Assurance Company Holdings, Ltd, Allied World Assurance Company, Ltd, the lenders a party thereto, Bank of America, N.A., as syndication agent, and Wachovia Bank, National Association, as administrative agent, fronting bank and letter of credit agent under the Senior Secured Letter of Credit Facility.

10.3	Pledge and Security Agreement, dated as of November 27, 2007, by and between Allied World Assurance Company, Ltd, as pledgor, and Wachovia Bank, National Association, as administrative agent.

10.4	Account Control Agreement, dated November 27, 2007, by and among Allied World Assurance Company, Ltd, as pledgor, Mellon Bank, N.A., as custodian, and Wachovia Bank, National Association, as administrative agent.